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                                                                    Exhibit 23.4


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement of Safeguard Scientifics, Inc. on Form S-3 of our report dated February 12, 1999, relating to the consolidated financial statements of USDATA Corporation, which appears in Safeguard Scientifics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
September 2, 1999